Exhibit 10.20

FORM OF

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”), dated May     , 2010, by and between Chuy’s Holdings, Inc., a Delaware corporation (the “Company”), and              (the “Investor”).

RECITAL:

The Investor desires to invest in the Company in return for shares of Series X Preferred Stock, par value $0.01 per share, of the Company, and in connection with such investment, the Investor and the Company desire to set forth certain rights and obligations as provided herein.

Accordingly, the parties hereto agree as follows:

I. ISSUANCE OF SHARES

1.1 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, simultaneously with the execution hereof, the Company will sell to the Investor, and the Investor will acquire from the Company,              shares of Series X Preferred Stock (collectively, the “Shares”) for an aggregate purchase price of $             (the “Purchase Price”). The Purchase Price will be paid by wire transfer in immediately available funds to an account designated by the Company and, concurrently therewith, the Company will issue and deliver the Shares to the Investor.

1.2 Closing. The closing of the transactions described in Section 1.1 (the “Share Purchase Closing”) will take place on the date the Purchase Price is paid to the Company.

II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1 The Company hereby represents and warrants to Investor as follows:

(a) Existence and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b) Capital Stock. The authorized capital stock of the Company consists solely of 62,000,000 shares of capital stock, of which 32,601,462 shares are classified and designated as common stock, 25,000,000 shares classified and designated as Series A Preferred Stock, 2,722,222 shares are classified and designated as Series B Preferred Stock and 1,676,316 shares are classified and designated as Series X Preferred Stock. Immediately prior to the Share Purchase Closing, 25,000,000 shares of Series A Preferred Stock, 2,722,222 shares of Series B Preferred Stock and 372,166 shares of common stock are the only issued and outstanding shares of capital stock of the Company.

(c) Subsidiaries. Schedule 2.1(c) sets forth a true and complete list of the direct and indirect subsidiaries of the Company as of the Share Purchase Closing (the “Subsidiaries”) and the number of authorized, issued and outstanding shares or equity interests of each Subsidiary. The sole asset of the Company is 100 shares of common stock of Chuy’s Opco, Inc., a Delaware corporation (“Chuy’s Opco”), which represents all of the issued and outstanding capital stock of Chuy’s Opco.

(d) Power. The Company has the corporate power and authority to execute, deliver and perform fully its obligations under this Agreement.

(e) Validity and Enforceability. The Company has the capacity to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and represents the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors’ rights and remedies generally. No further action on the part of the Company is or will be required in connection with the transactions contemplated hereby.

(f) No Conflict. Neither the execution of this Agreement nor the performance by the Company of its obligations hereunder will (i) violate or conflict with the Company’s Certificate of Incorporation or Bylaws or any applicable law or order, (ii) violate, conflict with or result in a breach or termination of, or otherwise give any person additional rights or compensation under, or the right to terminate or accelerate, or constitute (with notice or lapse of time or both) a default under the terms of any note, deed, lease, instrument, security agreement, mortgage, commitment, contract, agreement, license or other instrument or oral understanding to which the Company is a party or (iii) result in the creation or imposition of any lien with respect to, or otherwise have an adverse effect upon, any of the assets or properties of the Company.

(g) Consents. No consent, approval or authorization of any person or governmental authority is required in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement.

(h) Litigation. There are no judicial or administrative actions, proceedings or investigations pending or, to the knowledge of the Company, threatened that question the validity of this Agreement or any of the transactions contemplated hereby.

(i) No Indebtedness. Except as otherwise described in Schedule 2.1(i) attached hereto there is no indebtedness of the Company or any of the Subsidiaries existing as of the Share Purchase Closing.

(j) Ownership of the Company. Upon the issuance of all Shares to the Investor at the Closing, each issued and outstanding Share will be duly authorized, validly issued and outstanding, fully paid and nonassessable.

(k) Organization. The Amended and Restated Certificate of Incorporation of the Company (in the form attached hereto as Exhibit A) has been approved by the necessary corporate action of the Company, and prior to the Share Purchase Closing will be filed with the Secretary of State of Delaware and at such time will be in full force and effect. Each Subsidiary is duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. The Bylaws of the Company (in the form attached hereto as Exhibit B) have been approved by the necessary corporate action of the Company, and are in full force and effect. The bylaws or operating agreement, as applicable, of each Subsidiary have been approved by the necessary corporate action of each Subsidiary, and are in full force and effect.

(l) Stockholder Rights. Other than as may be provided in or contemplated by the Stockholders Agreement dated November 7, 2006, as amended and restated on the date hereof, by and among the Company, the Investor and the other parties thereto (the “Stockholders Agreement”) the Company has not granted preemptive, registration or similar rights with respect to the Shares to any party. The Investor acknowledges that the issuance, from time to time, to management of the Company or any of its subsidiaries, of options to purchase common stock of the Company or other equity-based incentive awards, pursuant to the Company’s 2006 Stock Option Plan or such other plan(s) adopted by the Company will not be deemed to be in conflict with this representation.

III. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

3.1 The Investor hereby represents and warrants to the Company and agrees with the Company as follows:

(a) Investor has such knowledge and experience in financial and business matters that Investor is capable of protecting Investor’s own interests in connection with the purchase of the Shares (and any securities of the Company or any other issuer issued, distributed or otherwise received in exchange therefor or upon conversion thereof or as a dividend or distribution on or otherwise in respect thereof (“Successor Securities”)) and evaluating the merits and risks of Investor’s investment in the Company.

(b) Investor and Investor’s advisors have such knowledge and experience in financial, tax and business matters so as to enable Investor to utilize the information made available to Investor in connection with the investment contemplated hereby to evaluate the merits and risks of an investment in the Company and to make an informed investment decision with respect thereto. Investor is familiar with the type of investment that the Shares (and any Successor Securities thereto) constitute and recognizes that an investment in the Company involves substantial risks, including risk of loss of the entire amount of such investment. Investor can bear the economic risk of the purchase of the Shares (and any Successor Securities thereto) and of the loss of the entire amount of the investment.

(c) Investor is aware that there are limitations and restrictions on the circumstances under which Investor may offer to sell, transfer or otherwise dispose of the Shares (and any Successor Securities thereto). Such limitations and restrictions include those set forth in the Stockholders Agreement and those imposed by operation of applicable securities laws and regulations. Investor acknowledges that as a result of such limitations and restrictions, it might not be possible to liquidate an investment in the Shares (and any Successor Securities thereto) readily and that it may be necessary to hold such investment for an indefinite period.

(d) In evaluating the suitability of an investment in the Company, Investor has not relied upon any oral or written representations or other information from any other Investor, the Company or any affiliate of the Company or any agent or representative of the Company or its affiliates except as set forth herein. Investor and Investor’s advisors have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the terms and conditions of the offering of the Shares (and any Successor Securities thereto), have had all such questions answered to Investor’s satisfaction and have had access to, and been supplied with, all additional information deemed necessary by Investor to verify the accuracy of such information.

(e) No person, including the Company and its affiliates and each of their managers, officers or their agents or employees, has warranted to Investor, either expressly or by implication, in respect of the profit or loss (including tax write-offs and/or tax benefits) to be realized, if any, as a result of Investor’s investment in the Shares (and any Successor Securities thereto).

(f) Investor is purchasing the Shares (and any Successor Securities thereto) for Investor’s own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the Stockholders Agreement. Investor agrees not to sell or otherwise transfer the Shares (and any Successor Securities thereto) without registration under the Securities Act or applicable state securities laws or an exemption therefrom and without complying with the applicable provisions of the Stockholders Agreement. Investor acknowledges that the Shares (and any Successor Securities thereto) have not been and, except as provided in the Stockholders Agreement, will not be registered under the Securities Act or the securities laws of any state.

(g) Investor’s principal residence for tax purposes is:

(h) Investor agrees not to transfer or assign this Agreement or any interest herein or rights hereunder without the prior written consent of the Company and, any purported transfer without such prior written consent will be null and void.

(i) Investor has the requisite power and authority to enter into this Agreement and to undertake and complete the transactions contemplated herein.

(j) Neither the execution of this Agreement nor the performance by Investor of Investor’s obligations hereunder will violate, conflict with or result in a breach or termination of, or otherwise give any person additional rights or compensation under, or the right to terminate or accelerate, or constitute (with notice or lapse of time or both) a default under the terms of any note, deed, lease, instrument, security agreement, mortgage, commitment, contract, agreement, license or other instrument or oral understanding to which Investor is a party.

(k) No consent, approval or authorization of any person or governmental authority is required in connection with the execution and delivery by Investor of this Agreement or the consummation by Investor of the transactions contemplated by this Agreement.

(l) This Agreement has been duly and validly executed and delivered by Investor and constitutes the legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors’ rights and remedies generally. No further action on the part of Investor is or will be required in connection with the transactions contemplated hereby.

(m) Investor hereby agrees to indemnify the Company and its affiliates and hold them harmless against all liabilities, claims, costs or expenses arising out of or resulting from any misrepresentation or breach of any covenant made by Investor in Section 3.1 of this Agreement.

IV. MISCELLANEOUS

4.1 Governing Law. The Agreement will be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflict of laws thereof that would cause the application of the laws of another jurisdiction.

4.2 Waiver. Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

4.3 Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto and incorporated herein by this reference) is the exclusive statement of the agreement among the parties concerning the subject matter hereof. All negotiations, disclosures, discussions and investigations relating to the subject matter of this Agreement are merged into this Agreement, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, relating to the subject matter of this Agreement, other than those included or referenced herein.

4.4 Additional Information. Investor agrees that Investor will provide such additional information as the Company may reasonably request in evaluating Investor’s suitability to make this investment.

4.5 Survival of Representations and Warranties. All representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the closing and the consummation of the transactions contemplated hereby, regardless of any investigation made by Investor or on its behalf.

4.6 Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one Business Day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

If to the Company, to:

Chuy’s Holdings, Inc.

c/o Goode Partners LLC

767 Third Avenue

22nd Floor

New York, New York 10017

Facsimile No.: 212-317-2827

Attention: David J. Oddi

with a copy to:

Jones Day 222 East 41st Street

New York, New York 10017

Facsimile No.: 212-755-7306

Attention: Randi C. Lesnick

If to the Investor, to:

Facsimile No.:

Attention:

with a copy to:

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

4.7 Successors and Assigns. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.8 Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement will not be affected.

4.9 Dispute Escalation and Binding Arbitration; Jurisdiction. (a) In the event of any dispute, controversy or claim of any kind or nature arising under or in connection with this Agreement (including disputes as to the creation, validity, interpretation, breach or termination of this Agreement) (a “Dispute”), then upon the written request of either party, the Company will appoint a designated senior business executive whose task it will be to meet with the Investor for the purpose of endeavoring to resolve the Dispute. The designated executive and the Investor will meet as often as the parties reasonably deem necessary in order to gather and furnish to the other information with respect to the matter in issue which the parties believe to be appropriate and germane in connection with its resolution. Such executive and the Investor will discuss the Dispute and will negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding relating thereto. The specific format for such discussions will be left to the discretion of the designated executive and the Investor but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party. No formal proceedings for the resolution of the Dispute may be commenced until the earlier to occur of (i) a good faith mutual conclusion by the designated executive and the Investor, as applicable, that amicable resolution through continued negotiation of the matter in issue does not appear likely or (ii) the 30th day after the initial request to negotiate the Dispute.

(b) Any Dispute, if not resolved informally through negotiation between the parties as contemplated by Section 4.9(a), will be resolved by final and binding arbitration administered by JAMS conducted in accordance with and subject to the Comprehensive Arbitration Rules and Procedures of JAMS then in effect. One arbitrator will be selected by the parties’ mutual agreement or, failing that, by JAMS (provided, that, in any event, the arbitrator must be listed as an approved arbitrator by the Dallas office of JAMS and be a former Texas state civil court judge or federal court judge) (the “Arbitrator”). The Arbitrator will allow such discovery as is appropriate, consistent with the purposes of arbitration in accomplishing fair, speedy and cost effective resolution of disputes. The Arbitrator will reference the Federal Rules of Civil Procedure then in effect in setting the scope of discovery, except that no requests for admissions will be permitted and interrogatories will be limited to identifying (i) persons with knowledge of relevant facts and (ii) expert witnesses and their opinions and the bases therefore. Judgment upon the award rendered in any such arbitration may be entered in any court having jurisdiction thereof. Any negotiation, mediation or arbitration conducted pursuant to this Section 4.9 will take place in Austin, Travis County, Texas. Each party will bear its own costs and expenses with respect to any such negotiation or arbitration, including one-half of the fees and expenses of the Arbitrator, if applicable; provided, however, that the non-prevailing party shall be responsible for all costs and expenses relating to the arbitration (including attorneys fees, travel and other fees and expenses incurred in connection with the investigation, preparation, pursuit, defense or assistance with the defense of any matter presented for arbitration) and shall reimburse the prevailing party within 30 Business Days after presentation by the prevailing party of reasonable evidence of such costs and expenses. Other than those matters involving injunctive relief or any action necessary to enforce the award of the Arbitrator, the parties agree that the provisions of this Section 4.9 are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any Dispute.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.10 Headings and Counterparts. The headings in this Agreement are for convenience of reference only and will not constitute a part of this Agreement, nor will they affect its meaning, construction or effect. This Agreement may be executed in counterparts, each of which when so executed will be deemed to be an original, and all of which when taken together will constitute one and the same instrument.

4.11 Further Assurances. Each party will cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

4.12 Expenses. Each of the Parties hereto will bear its own respective expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

4.13 Certain Interpretive Matters.

(a) Unless the context otherwise requires: (i) all references to Sections, are to Sections of this Agreement; (ii) each term defined in this Agreement has the meaning assigned to it; (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles; and (iv) words in the singular include the plural and vice-versa; (v) the term “including” means “including without limitation”. All references to laws in this Agreement will include any applicable amendments thereunder. All references to $ or dollar amounts will be to lawful currency of the United States. To the extent the term “day” or “days” is used, it will mean calendar days (unless referred to as a “Business Day”).

(b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

4.14 No Announcements. No party will issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party. Nothing contained herein will prohibit any party hereto from issuing or causing publication of any press release, announcement or public communication to the extent that such party determines in good faith following consultation with outside legal counsel that such action is required by law or the rules of any national stock exchange applicable to it or its affiliates, in which event the party making such determination will, to the extent practicable in the circumstances, use commercially reasonable efforts to consult with the other party in good faith with respect to the context and actual text of such release or announcement in advance of its issuance.

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IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be duly executed as of the date first written above.

CHUY’S HOLDINGS, INC.

By:
Name:
Title:

By:
Name:
Title:

Attachments:

Schedule 2.1(c) – Subsidiaries

Schedule 2.1(i) – Indebtedness

Exhibit A – Amended and Restated Certificate of Incorporation

Exhibit B – Bylaws

Schedule 1

The table below sets forth the parties to this Subscription Agreement, the number of shares and the price at which each agreed to purchase such shares.

Name	Number of Shares	Price Per Share

Goode Chuy’s Direct Investor, LLC	725,853.97	$2.98

J.P. Morgan U.S. Direct Corporate Finance Institutional Investors III LLC	718,595.43	$2.98

MY/ZP Equity, LLC	197,593.56	$2.98

Steve Hislop	20,32391	$2.98

522 Fifth Avenue Fund, L.P.	7,258.54	$2.98

Frank Biller	6,689.91	$2.98